UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

VERITAS DGC INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
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	(1)	Amount Previously Paid:

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The following is a document distributed to the employees of Veritas DGC Inc. on October 11, 2006 relating to the proposed merger of Veritas DGC Inc. and Compagnie Générale de Géophysique:

FORWARD-LOOKING INFORMATION

This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements as to expectations, beliefs and future financial performance, such as statements regarding our business prospects.  All of these are based on current information and expectations that are subject to a number of risks, uncertainties and assumptions.  These risks and uncertainties are more fully described in our reports filed with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual outcomes may vary in material respects from those currently anticipated.

INVESTOR NOTICE

In connection with the proposed transaction, CGG and Veritas intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including the filing by CGG with the SEC of a Registration Statement on Form F-6 and a Registration Statement on Form F-4 (collectively, the “Registration Statements”), which will include a preliminary prospectus and related materials to register the CGG American Depositary Shares (“ADS”), as well as the CGG ordinary shares underlying such CGG ADSs, to be issued in exchange for shares of Veritas common stock, and Veritas and CGG plan to file with the SEC and mail to their respective stockholders a Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about Veritas, CGG, the transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by Veritas and CGG through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus when they become available from Veritas by contacting Investor Relations at +1 (832) 351-8821 and from CGG by contacting Investor Relations at invrel@cgg.com or by telephone at +33 1 64 47 38 31.

Veritas and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Veritas in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Veritas’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on or about October 28, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Veritas by contacting Investor Relations at +1 (832) 351-8821.

CGG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Veritas in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement / Prospectus described above. Additional information regarding these directors and executive officers is also included in CGG’s Form 20-F filed with the SEC on May 9, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from CGG by contacting Investor Relations at  invrel@cgg.com or by telephone at +33 1 64 47 38 31.

To: All Veritas Employees

From: Scott Smith, VP Human Resources

Date: October 13, 2006

Re:  Termination of Employee Share Purchase Plan (ESPP)

In connection with the CGG Veritas Merger Agreement, Veritas agreed to limit the number of shares to be issued after the merger signing on September 4, 2006.  In order to comply with this agreement, Veritas is required to discontinue the ESPP on October 31, 2006, which is the end of the current ESPP quarter.

This means that following the fiscal Plan quarter, which began on August 31, 2006 and ends on October 31, 2006, Veritas employees will no longer be able to purchase shares of stock through the Employee Share Purchase Plan (ESPP).  If you are currently contributing to the ESPP, your contributions will continue to be deducted from your October paychecks, and the shares purchased on your behalf will be placed in your E*TRADE account during the first week of November.  After October 31, 2006 however, your ESPP deductions will be stopped automatically by your payroll representative.

All Veritas shares which are in your E*TRADE account, including the shares purchased in November, will remain in your current personal account and you may continue to transfer or sell those shares at any time unless you have previously been notified that you are an insider and are restricted by the Veritas Insider Policy.

As noted in an earlier email, a Human Resources integration committee has been established to integrate our overall benefits packages after the merger.  A critical goal of this committee is to ensure that our employees continue to receive excellent, industry competitive, benefits after the merger closes. We appreciate your support as we move towards this objective.

We will communicate new information, including any further updates concerning ESPP and E*TRADE as it becomes available.

Should you have any questions regarding the termination of the ESPP please contact Karen Griebe via email at karen_griebe@veritasdgc.com or via phone at 832-351-8855. Also, if you have any questions concerning the merger between CGG and Veritas and our benefits in general, please contact myself via email at scott_smith@veritasdgc.com or via phone at 832-351-8824.